Exhibit T3A.3

119a ALTERAQAO DO CONTRATO SOCIAL DE BRASDRIL SOC1EDADE DE PERFURAQOES LTDA. CNPJ/MF N° 42.101.311/0001-97                Pelo presente instrumento, (a) DIAMOND OFFSHORE HOLDING L.L.C., sociedade com sede em 15415 Katy Freeway, Sala 100, Houston, Texas, EUA, CEP 77094, constituida de acordo com as leis do Estado de Delaware, EUA, inscrita no CNPJ/MF sob o n° 05.490.832/0001-57, neste ato representada por seu procurador, CONDORCET REZENDE, brasileiro, casado pelo regime da comunhao de bens, advogado, inscrito na Ordem dos Advogados do Brasil—Secpao do Estado do Rio de Janeiro (OAB/RJ) sob o n° 8.874 e no CPF/MF sob o n° 003.709.917-53, com escritorio na Av. Presidente Antonio Carlos n° 51, 11° e 12° andares, na Cidade do Rio de Janeiro, RJ; e (b) DIAMOND OFFSHORE (BRAZIL) L.L.C., sociedade com sede em 15415 Katy Freeway, Sala 100, Houston, Texas, EUA, CEP 77094, constituida de acordo com as leis do Estado de Delaware, EUA, inscrita no CNPJ/MF sob o n° 05.490.927/0001-70, neste ato representada por seu procurador, CONDORCET REZENDE, acima qualificado, na qualidade de unicos socios-quotistas de BRASDRIL SOCIEDADE DE PERFURACOES LTDA. (“Sociedade”), sociedade limitada, com sede na Cidade de Macae, RJ, na Rua Tenente Celio n° 185, inscrita no CNPJ/MF sob o n° 42.101.311/0001-97, resolvem alterar o Contrato Social, mediante as clausulas e condi^oes que se seguem:                PRIMEIRO—Tendo em vista a entrada em vigor da Lei n° 10.406, de 10.01.2002 (“Novo Codigo Civil”) e que: (i) nos tennos dos artigos 966 e 982 do Novo Codigo Civil, sao empresarias as sociedades que exercem atividade econdmica organizada para a produtpao ou circulagao de bens ou de servi?os; e (ii) nos tennos do artigo 967 do Novo Codigo Civil e obrigatdria a inscriqao do empresario no Registro Publico de Empresas Mercantis, resolvem os socios-quotistas transferor o registro da Sociedade para a Junta Comercial do Estado do Rio de Janeiro.                SEGUNDO—Deliberam ainda os socios-quotistas refonnular o Contrato Social da Sociedade, de modo a adapta-lo a Lei n° 10.406, de 10.01.2002 (Novo Codigo Civil. . Brasileiro), conforme o disposto no art. 2.031 da referida Lei, passando o Contrato Social a vigorar com a seguinte redapao:    »I *                “CONTRATO SOCIAL DE                BRASDRIL SOCIEDADE DE PERFURACOES LTDA                CLAUSULA PRIMEIRA—DENOMINAQAO SOCIAL E REGENCIA                A Sociedade e empresaria, denomina-se BRASDRIL SOCIEDADE DE PERFURAQOES                LTDA., e rege-se pelo presente Contrato Social, pela Lei n° 10.406, de 10.01.2002, supletivamente pela Lei n° 6.404, de 15.12.1976 e demais normas legais aplicaveis.

-2-                CLAUSULA SEGUNDA—SEDE                A Sociedade tem sede na Cidade de Macae, RJ, na Rua Tenente Cello n° 185, filial na Cidade do Rio de Janeiro, RJ, na Rua Visconde de Inhauma n° 134, sala 1.112, e depositos na Cidade de Macae, RJ, na Rua Prefeito Aristeu Ferreira da Silva n° 1.205 (parte), e na Rua JI n° 139, Granja dos Cavaleiros, podendo, a critdrio de seus socios-quotistas, abrir e fechar filiais, agendas e escritorios em qualquer parte do territorio national, por deliberaqao dos socios-quotistas, nos termos da Clausula Nona.                CLAUSULA TERCEIRA—DURAQAO                O prazo de duraqao da Sociedade e indeterminado.                CLAUSULA QUART A—OBJETO                A Sociedade tera por objetivo a prestagao de serviqos a industria petrolifera.                CLAUSULA QUINTA—CAPITAL                O capital social, subscrito e integralizado, em moeda corrente do Pais, d de RS 108.972.453,22 (cento e oito milhdes, novecentos e setenta e dois mil, quatrocentos e cinquenta e tres reais e vinte e dois centavos), representado por 2 (duas) quotas de 74,75% (setenta e quatro inteiros e setenta e cinco centesimos porcento) e 25,25% (vinte e cinco inteiros e vinte e cinco centesimos porcento), respectivamente, sem valor nominal, assim                distribuidas entre os socios-quotistas:                SOCIOS                QUOTAS                 %                DIAMOND OFFSHORE HOLDING L.L.C.                1                74,75                 DIAMOND OFFSHORE (BRAZIL) L.L.C.                1                25,25                 TOTAL                2                 100,00                 CLAUSULA SEXTA—RESPONSABILIDADE                A responsabilidade dos socios-quotistas e restrita ao valor de suas quotas, mas todos respondem solidariamente pela integralizaqao do capital social, nos termos do artigo 1052 da , Lein0 10.406, de 10.01.2002.                &    iy ® > &                <> 0:4 *                CLAUSULA SETIMA—CESSAO E TRANSFERENCES DE QUOTAS                Cada quota representativa do capital social d indivisivel em relapSo a Sociedade, inclusive para efeito de cessao e transferencia.                PARAGRAFO UNICO—Nenhum dos socios-quotistas podera ceder e/ou transferir qualquer de suas quotas representativas do capital social aos demais socios-quotistas ou a terceiros,                 -3—                sem a previa e expressa concordancia do socio-quotista representando a jnaioria do capital social.

CLAUSULA OITAVA—ADMINISTRAQAO                A administragao da Sociedade sera exercida pelo Sr. CARLOS ANTONIO DA SILVA MOURA, brasileiro, casado sob o regime de comunhao total de bens, economista, inscrito no Conselho Regional de Economia—Se?3o do Estado do Rio de Janeiro (CORECON/RJ) sob o n° 19931-1 e no CPF/MF sob o n° 076.816.455-49, residente e domiciliado na Rua Antonio Basilio n° 533, apto. 701, na Cidade do Rio de Janeiro, RJ, designado Diretor, cabendo-lhe o uso da denomina^So social e todos os poderes necessarios para gerir os negocios socials, podendo representar a Sociedade, judicial ou extrajudicialmente, receber cita?ao inicial e de execu^ao, representar a Sociedade perante qualquer autoridade brasileira, principalmente perante as autoridades aduaneiras, podendo inclusive assinar termos de responsabilidade perante as autoridades do Ministerio da Fazenda, bem como praticar todo e qualquer ato de gestao no interesse da Sociedade, observado o disposto nos paragrafos desta Clausula.                PARAGRAFO PRIMEIRO—O Diretor nomeado se declara desimpedido para exercer a atividade empresarial e o cargo de administrador da Sociedade, nos termos do § 1° do art. 1.011 da Lei 10.406, de 10.01.2002. Ao Diretor, que fica dispensado de prestar cau?ao, cabera a remuncra^ao que lhe for atribuida cm reuniao de socios-quotistas.                PARAGRAFO SEGUNDO—Observado o disposto neste Contrato Social, todos os documentos que criem obrigapoes para a Sociedade ou desonerem terceiros de obriga^oes para com a Sociedade deverao, sob pena de nao produzirem efeitos contra a mesma, ser assinados: (a) pelo Diretor; (b) por 02 (dois) procuradores constituidos nos termos do Paragrafo Quarto desta Clausula; ou (c) isoladamente por 01 (um) procurador constituido nos termos do Paragrafo Quarto, nas hipoteses previstas no Paragrafo Terceiro desta Clausula.                PARAGRAFO TERCEIRO—A Sociedade podera ser representada isoladamente por 01 (um) procurador constituido nos termos do Paragrafo Quarto desta Clausula: (a) na assinatura de correspondcncia e atos de simples rotina; (b) no endosso de titulospara efeito de cobran^a ou deposito, em nome da Sociedade, em institutes financeiras; (c) na hipotese , de representafio da Sociedade por advogado(s) em processos judiciais ou adrriinistrativcs ou (d) perante qualquer autoridade, reparti^ao, ou orgao govemamental, nas esferas federal, estadual ou municipal, relativamente a questoes administrativas devidamente e.specjficadas na procurap2o que nao envolvam a assun^ao de obrigafoes pela Sociedade.    ’..                PARAGRAFO QUARTO—As procura?oes outorgadas pela Sociedade (feverSo ser assinadas pelo Diretor, especificar expressamente os poderes conferidos, inclusive para ,a assun<;ao das obrigaqoes de que trata a presente Clausula, vedar o substabelecimento e conter prazo de validade limitado a 01 (um) ano. O prazo previsto neste Paragrafo e a restripao quanto ao substabelecimento nao se aplicam as procura?des outorgadas a advogado(s) para rcpresentapao da Sociedade em processos judiciais ou administrativos.

-4-                PARAGRAFO QUINTO—O Diretor nao podera vender ou, por qualquer forma, gravar os bens do ativo fixo da Sociedade, nem tomar emprestimos a bancos ou a terceiros, sem o consentimento escrito dos socios-quotistas.                PARAGRAFO SEXTO—E vedado ao Diretor e aos procuradores da Sociedade obrigar a mesma em negocios estranhos ao seu objeto social, bem como praticar atos de liberalidade em nome da mesma ou conceder em seu nome avais, fianpas ou outras garantias que nao sejam necessarias a consecupao do objeto social.                CLAUSULA NONA—DELIBERAQOES SOCIAIS As deliberates sociais serao tomadas em reunite pelos s6cios-quotistas que representem a maioria do capital social, ressalvados os casos em que a Lei exigir quorum de aprovapao mais elevado. Observado o disposto no art. 1010 da Lei n° 10.406, de 10.01.2002, os votos dos sdcios-quotistas serao contados segundo o valor das quotas de cada um . A reunite tomar-se-a dispensavel quando os sdcios-quotistas decidirem, por unanimidade e de forma expressa, sobre materia que seria objeto de reunite.    PARAGRAFO PRIMEIRO—A reuniao de sdcios-quotistas sera convocada pelo Diretor ou por qualquer socio-quotista, por avisos pessoais dirigidos a todos os sdcios-quotistas com, no minimo, 05 (cinco) dias de antecedencia. Considerar-se-a regularmente convocada a reuniSo a qual comparecem todos os sdcios-quotistas. PARAGRAFO SEGUNDO—A reuniao de sdcios-quotistas instalar-se-a com a presenpa de sdcios-quotistas que representem, no minimo, a maioria do capital social. Os sdcios- quotistas poderao ser representados na reuniao por procurador(es) constituido(s) atraves de instrumento de mandate, que devera especificar expressamente os poderes conferidos, vedar o substabelecimento e conter prazo de validade limitado a 01 (um) ano. O instrumento de mandate outorgado nos termos deste paragrafo devera ser arquivado na sede social. PARAGRAFO TERCEIRO—A reuniao de sdcios-quotistas sera realizada: (a) ordinariamente, dentro dos 4 (quatro) meses seguintes ao termino do exercfcio social para: (i) tomar a contas dos administradores e deliberar sobre o balanpo patrimonial e o de resultado econdmico; (ii) designar administradores e fixar sua remunerapao, quando for 6 caso; e (b) extraordinariamente, sempre que os interesses sociais o exigirem.                PARAGRAFO QUARTO—Os documentos de que trata o item (i) do paragrafo anterior estarao a disposipte dos sdcios-quotistas na reunite.                PARAGRAFO QUINTO—A reuniao de sdcios-quotistas sera presidida pelo, Diretor, que convidara um socio-quotista ou o representante legal de um socio-quotista, dentre os’ presentes, para secretariat os trabalhos. Da reunite lavrar-se-a ata em folhas apartadas que;i lida e achada conforme, sera assinada pelos presentes e arquivada, em ordem cronologica, na sede da Sociedade.

CLAUSULA DECIMA—DISSOLUQAO DA SOCIEDADE                A dissoluqao da Sociedade sera deliberada pelos sdcios-quotistas nos termos da Clausula Nona. Sera liquidante o socio-quotista titular da maioria do capital social, ou quem esse indicar, sendo os haveres da Sociedade empregados na liquidaqao das obrigaqoes e o remanescente, se houver, rateado entre os socias-quotistas na proporqao da respectiva participaqao no capital social.                PARAGRAFO PRIMEIRO—Observado o disposto no paragrafo segundo, a retirada, exclusao. dissolu£§o, extinqao, concordata ou falencia de qualquer dos socios-quotistas nao acanetara a dissoluqao da Sociedade, que prosseguira com o socio-quotista remanescente, que devera indicar um novo socio-quotista para substituir o socio-quotista retirante, excluido, dissolvido, extinto, concordatario ou falido, no prazo maximo de 180 (cento e oitenta) dias contados do evento.                PARAGRAFO SEGUNDO—Na hipotese de extinqao de socio-quotista por incorporaqao, fusao, cisao total ou qualquer outra forma de sucessao societaria, a Sociedade nao se dissolvera, devendo o sucessor do referido socio-quotista substitui-lo plenamente na Sociedade, nos termos dos documentos pertinentes a operaqao.                PARAGRAFO TERCEIRO—Os haveres do socio-quotista retirante, excluido, dissolvido, extinto, concordatario ou falido serao calculados com base no seu valor de patrimonio liquido contabil apurado em balanqo especial levantado no ultimo dia do mes que anteceder a retirada, dissoluqao, extinqao, concordata ou falencia do socio-quotista em causa e serSo pagos a ele ou a seus sucessores no prazo de 06 (seis) ineses contados da data do balanqo especial ora referido                PARAGRAFO QUARTO—Para os efeitos da presente clausula: (i) a data da retirada ou exclusao sera a data da alterapao contratual que efetuar a retirada ou exclusao do socio- quotista em causa; (ii) a data da dissoluqSo ou extinq&o de sociedades anonimas sera a data da assembleia geral que aprovar a sua dissoluqSo ou extinqao; (iii) a data da dissoluqao ou extinqao das demais sociedades sera a data da alteraqSo contratual ou reuniSo de socios que delibere a sua dissoluqao ou extinqao; (iv) a data da concordata sera a data do deferimento judicial do pedido de concordata; e (v) a data da falencia sera a data em que a mesma for decretada judicialmente    ’ J ’                CLAUSULA DECIMA-PRIMEIRA—EXERCICIO SOCIAL E RESULT ADOS’                e > $ ! a                <f » az ‘> S                O exercicio social tera inicio em 1° de janeiro e encenar-se-a em 31 de dezembro de cada ano, ocasiaoemqueserao elaboradosoinventario,obalanqopatrimonialeci balanqo dt                resultado economico,nos termos do art.1065 da Lei n°10.406, de10.01.2002* ’ ’ (                PARAGRAFO PRIMEIRO—Os lucros terao a destinafao deliberada pelos socios-quotistas nos termos da Clausula Nona e os prejuizos serao acumulados para compensaqao em exercicio futuros. Os socios-quotistas participarao dos lucros na proporqao de suas respectivas participaqoes no capital social

-6-                 PARAGRAFO SEGUNDO—A Sociedade, por dcliberacpao dos socios-quotistas nos termos da Clausula Nona, podera levantar balanoos semestrais ou mtercalares e, com base nos mesmos, distribuir lucros.                 CLAUSULA DECIMA-SEGUNDA- FORO                 As partes elegem o Foro Central da Cidade do Rio de Janeiro, RJ, como compctente para dirimir quaisquer questoes oriundas deste contrato ou a ele relativas, com exclusao de qualquer outro, por mais privilegiado que seja.                 E, POR ESTAREM JUSTAS E CONTRATADAS, AS PARTES ASSINAM O PRESENTE                 INSTRUMENTO EM 03 (TRES) VIAS DE IGUAL TEOR E FORMA, NA PRESENQA DAS TESTEMUNHAS ABAIXO. DIAMOND OFFSHORE (BRAZIL) L.L.C. Macae, 09 de janeiro de 2004. 20*OFIC1Q DE NOTAS—HO VERA UJvlA Nomc:\E^>itC aitA Tx    rtlXSErfSU. RG: W 43 CPF/MF:SS2- •                 AV. ALMIRANTE BARROSO. 2 ‘ SBU.« IEU (21)* RJ                 ‘Reronhejo. por StHtEW                 REZEND-S txUX4*H UU Ecaliza ‘Reronhejo. por StHtEW CPF/MF:- 23 BttitOBiTESTEMUN    REZEND-S txUX4*H UU p.p. Condorcet Re:                 Wiitt EDUBBte CB» SB                 Edson—    .Pir»a>. ft.Al ..P.aadB&l